UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  August 12, 2011

IRONWOOD GOLD CORP.
 (Exact Name of Registrant as Specified in Charter)

Nevada	000-53267	74-3207792
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

7047 E. Greenway Parkway #250
Scottsdale, AZ	85254
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  1-888-356-4942

Former name or Former Address, if Changed Since Last Report:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CAR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CAR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CAR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CAR 240.13e-4(c))

SECTION 1 -	REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01.	Entry into a Material Definitive Agreement.

On August 16, 2011, Ironwood Gold Corp., a Nevada corporation (the “Company”) entered into a Subscription Agreement (the “Agreement”) with Alpha Capital Anstalt, a foreign entity (the “Investor”) in connection with the private offering and issuance of (i) a $550,000 secured convertible promissory note (the “Note”), such Note convertible, at the option of the Investor, into shares of the Company’s common stock, par value $0.001 (“Common Stock”), at a conversion price of $0.02 per share; (ii) a warrant to purchase up to 27,500,000 shares of Common Stock at an exercise price of $0.03 per share (the “Warrant”), such Warrant expiring five (5) years from the date of issuance, and (iii) 4,400,000 shares of Common Stock (the “Shares”). The Investor represented to the Company that such investor is an “accredited investor” as defined in Rule 501(a) of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”).

The Note is senior to any and all indebtedness of the Company and is secured substantially by all assets of the Company in accordance with the terms and conditions of the Security Agreement between the Company and the Investor dated August 16, 2011 (the “Security Agreement”).  The Note carries an interest rate of 10% per annum (increases to 16% in the event of default), is payable quarterly, and matures fifteen (15) months from the date of issuance.

In accordance with the Agreement, the Investor is entitled to certain anti-dilution protection such that should the Company sell any Common Stock or any instrument convertible into Common Stock, at a price per share that is less than the conversion price of $0.02 per share, then the conversion price of the Note and the exercise price of the Warrant shall automatically be lowered to that new price.  In addition, as a condition to closing the Agreement, Mr. Behzad Shayanfar, the Company’s Chief Executive Officer and a director, has entered into a Lockup Agreement, dated August 16, 2011 (“Lockup Agreement”) pursuant to which Mr. Shayanfar has agreed that for a period of twelve (12) months from August 16, 2011, he will not sell, transfer or otherwise dispose of any of his common stock or any other security of the Company which he owns or has a right to acquire, except (i) in connection with an offer made to all shareholders of the Company in connection with a merger, consolidation or similar transaction involving the Company, or (ii) in a bona fide arm’s length transaction at a price of more than $0.05 per share, subject to equitable adjustment.

The Company intends to use the net proceeds from the sale of the Note, after payment of certain fees and commissions in accordance with the Agreement, for general working capital needs, including but not limited to exploration of the Company’s mining properties, and to further the operations of the Company.

The foregoing description of the Agreement, Note, Warrant, Lockup Agreement and Security Agreement is not intended to be complete and is qualified in its entirety by the complete text of the form of Agreement, Note, Warrant, Lockup Agreement, and Security Agreement, attached as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, to this Current Report on Form 8-K.  On August 17, 2011, the Company issued a press release regarding the issuance of the Note, the Warrant and the Shares.  A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

SECTION 3 -	SECURITIES AND TRADING MARKET

Item 3.02.	Unregistered Sales of Equity Securities.

The information disclosed under Item 1.01 of this Current Report on Form 8-K with respect to the Company’s unregistered sale of the Note, the Warrant and the Shares is incorporated in its entirety into this Item 3.02.  The Note, the Warrant and the Shares were issued in reliance upon Rule 506 of Regulation D and/or Regulation S of the Securities Act.

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SECTION 5 -	CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of CertainOfficers; Compensatory Arrangements of Certain Officers.

Effective August 12, 2011, the Company received the resignation of Dr. Howard Lahti as a member of the Company’s Board of Directors and as Vice President of Exploration.  The Company’s Board of Directors is now comprised of Mr. Behzad Shayanfar and Mr. Anton S. Borozdin.

SECTION 9 -	FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Exhibit Description

10.1	Form of Subscription Agreement
10.2	Form of Secured Convertible Note
10.3	Form of Common Stock Purchase Warrant
10.4	Form of Lockup Agreement
10.5	Form of Security Agreement
99.1	Press Release dated August 17, 2011
The information set forth in Exhibit 99.1 attached hereto is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed incorporated by reference in any filing with the Securities and Exchange Commission under the Securities Exchange Act of 1934 or the Securities Act of 1933, whether made before or after the date hereof and irrespective of any general incorporation by reference language in any filing.

Portions of this report constitute “forward-looking statements” defined by federal law.  Although the Company believes any such statements are based on reasonable assumptions, there is no assurance that the actual outcomes will not be materially different.  Any such statements are made in reliance on the “safe harbor” protections provided under the Private Securities Litigation Reform Act of 1995.  Additional information about issues that could lead to material changes in the Company’s performance is contained in the Company’s filings with the Securities and Exchange Commission and may be accessed at www.sec.gov.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRONWOOD GOLD CORP.

Date: August 18, 2011	By:	/s/ Behzad Shayanfar
Behzad Shayanfar
Chief Executive Officer